Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2004, except for Note 20, as to which the date is February 4, 2004, relating to the consolidated financial statements of Linktone Ltd. included in its Registration Statement (Form F-1 No. 333-112903) filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers April 21, 2004 Shanghai, People’s Republic of China